                                                                      Exhibit 24

                           LIMITED POWER OF ATTORNEY

       The undersigned officer and/or director of Cushman & Wakefield plc (the
"Company") hereby constitutes and appoints each of Brett Soloway and Harry
Hsing, signing singly, the undersigned's true and lawful attorney-in-fact to:

     (1)     execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, any and all
             Forms 3, 4 and 5 prepared for and on behalf of the undersigned pursuant to Section 16(a) of the Securities Exchange Act of 1934
             and the rules promulgated thereunder (the "Exchange Act");

     (2)     do and perform any and all acts for and on behalf of the
             undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, to complete and execute any amendment or amendments thereto and to timely file such form with the United States Securities and Exchange Commission (the "SEC")
             and any stock exchange or similar authority; and

     (3)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this
             Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

       This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       By signing below, the undersigned does hereby revoke any and all other power of attorney documents previously and otherwise executed in connection with the undersigned's obligations as an officer and/or director of the Company to prepare and file Forms 3, 4 and 5, or other forms or reports, or any amendment or amendments thereto, with the SEC and any stock exchange or similar authority, pursuant to Section 16(a) of the Exchange Act.  The undersigned hereby gives notice to all who have received, relied on or acted upon such previously executed power of attorney documents and all other interested parties that the undersigned withdraws every power and authority thereby given and declares such power of attorney documents null and void and of no further force or effect.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 1st day of August, 2018.

/s/  Michelle Hay
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Signature

Michelle Hay
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Print Name